UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

November 1, 2010

Date of Report (Date of earliest event reported)

BALLANTYNE STRONG, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13906	47-0587703
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification Number)

4350 McKinley Street
Omaha, Nebraska	68112
(Address of principal executive offices)	(Zip Code)

(402) 453-4444

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 1, 2010, Ballantyne Strong, Inc. (“Ballantyne”) announced the appointment of Gary L. Cavey, 61, as its President and CEO, effective today. Mr. Cavey’s appointment is the culmination of an extensive, yearlong search to find a successor to John P. Wilmers, 66, Ballantyne’s retiring President and CEO. Mr. Cavey has also joined the Ballantyne Board of Directors concurrent with his appointment as President and CEO, taking over the seat of Mr. Wilmers who has retired as President, CEO and member of the Board of Directors, effective today.  In selecting Mr. Cavey to serve as a Director, the Board considered his 15-plus years’ experience serving as a senior executive with his previous employers, his prior and current service on other corporate boards and Ballantyne’s history of having its CEO serve on the Board.  Mr. Wilmers will remain with Ballantyne over the next 14 months to work through the CEO transition and will be primarily involved in expanding Ballantyne’s growing Asian business efforts.

Since 2009, Mr. Cavey has served as COO of Midland Radio Corporation, an international industry leader in the manufacture and sale of two-way wireless communications systems for consumer and industrial applications, where he has led a successful turnaround. From 1999 to 2008, Mr. Cavey was President/CEO & Chairman of MAC Equipment, Inc., a leading manufacturer and marketer of pneumatic conveying and air filtration systems serving numerous industries.  From 1994 to 1998, Mr. Cavey was President and COO of the Industrial Products Group of Valmont Industries, a NYSE-listed company.  From 1981 to 1994, Mr. Cavey held marketing and sales positions of increasing responsibility with Valmont.  Mr. Cavey has a BS in Marketing/Management from the University of Nebraska and a Senior Management Degree from the Massachusetts Institute of Technology.  He has also completed graduate studies at the University of Georgia and University of Michigan business schools.  He is currently a Director at McCain, Inc.

Under the terms of Mr. Cavey’s employment agreement, he will receive an annual salary of $300,000.  He will be eligible for performance-based compensation in the form of an annual cash bonus commencing with Ballantyne’s 2011 fiscal year and will be eligible to participate under Ballantyne’s 2010 Long-Term Incentive Plan. Mr. Cavey will also be eligible to participate in Ballantyne’s 401(k), medical, dental and vision plans, and certain other benefits provided to other employees of the Company.  Mr. Cavey was also granted 50,000 non-qualified stock options with a grant price of the closing market price on the NYSE Amex of a share of Ballantyne Common Stock on November 1.

A copy of the press release announcing the transition is attached hereto as Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits

(d)                                 Exhibits

99.1         Ballantyne Strong, Inc. press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLANTYNE STRONG, INC.

Date: November 1, 2010	By:	/s/ Kevin Herrmann
Kevin Herrmann
Secretary/Treasurer and
Chief Financial Officer